UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 16, 2026
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2026, Planet Fitness, Inc. (the “Company”) announced that its board of directors (the “Board”), upon the recommendation of the Board’s nominating and corporate governance committee, increased its size from nine to ten members and appointed Harmit Singh to fill the vacancy, effective March 16, 2026. Having considered his qualifications and the independence standards of the New York Stock Exchange, the Board affirmatively determined that Mr. Singh is independent and well qualified to serve on the Board.

Mr. Singh has served as Executive Vice President and Chief Financial and Growth Officer of Levi Strauss & Co. (“Levi”) since January 2023, and is responsible for managing Levi’s finance, corporate strategy, real estate and franchise growth, strategic sourcing, transformation office, global talent hubs and global business services functions globally. He previously held the role of Executive Vice President and Chief Financial Officer at Levi from 2013 until January 2023. Prior to Levi, Mr. Singh was Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation (“Hyatt”) from 2008 to 2012. Before joining Hyatt, he spent 14 years at Yum! Brands, Inc. in a variety of global leadership roles including Senior Vice President and Chief Financial Officer of Yum Restaurants International (“Yum!”). Prior to Yum!, Mr. Singh worked in various financial capacities for American Express India & Area Countries. Mr. Singh currently serves on the board of directors and finance committee of Sutter Health, a not-for-profit and community-based health care system. He previously served on the board of directors and as the audit committee chair of Buffalo Wild Wings Inc. from 2016 until 2018, the board of directors and the audit committee of OpenText Corporation from 2018 until 2022, and the board of directors and the compensation committee of The Azek Company from 2022 until 2025. Mr. Singh holds a Bachelor of Commerce degree from the Shri Ram College of Commerce at Delhi University.

Mr. Singh will serve as a Class III director, which class will stand for re-election at the Company’s 2027 annual meeting of stockholders. He has not been appointed to any of the Board’s committees at this time.

Mr. Singh will participate in the Company’s standard non-employee director compensation program (the “Director Compensation Program”) as described in the Company’s most recent Proxy Statement filed with the SEC on March 26, 2025. In conjunction with his appointment to the Board, Mr. Singh received an equity award of 263 restricted stock units with a grant date value of $19,804. This grant represents a pro-rated annual equity grant pursuant to the Director Compensation Program, and will vest upon the earlier of the Company’s next annual meeting of stockholders or the one-year anniversary of the grant date.

There are no arrangements or understandings between Mr. Singh and any other person pursuant to which he was appointed director of the Company. There are no transactions involving Mr. Singh requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
A copy of the press release containing the announcement of Mr. Singh’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 16, 2026, announcing appointment of Harmit Singh to serve as Director of the Company's Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Tom Fitzgerald
Name: Title:	Tom Fitzgerald Interim Chief Financial Officer
Dated: March 16, 2026